Exhibit 99.1

INTERNATIONAL PLACE

6400 POPLAR AVENUE

MEMPHIS, TN 38197

News Release

International Paper Announces Senior Leadership Moves

CFO Carol L. Roberts and SVP William Hoel to Retire in Early 2017

Glenn Landau to become Chief Financial Officer

MEMPHIS, Tenn. – Oct. 13, 2016 – International Paper (NYSE: IP) today announced Carol L. Roberts, Senior Vice President and Chief Financial Officer, and William Hoel, Senior Vice President, Container The Americas, will retire on March 31, 2017.

“For more than 30 years, Carol and Bill have been key contributors to our success; they have been integral in leading our transformation to a more successful and sustainable company,” said Mark S. Sutton, Chairman and CEO. “We will continue to benefit from the people and organizations they developed and we wish them all the best in retirement.”

The Company announced the following senior leadership transitions and the International Paper Board of Directors elected two new Senior Vice Presidents:

Glenn R. Landau has been named Senior Vice President, Finance, effective January 1, 2017, and will become the Company’s Chief Financial Officer effective with the filing of the Company’s 2016 Form 10-K in the first quarter of 2017. For the remainder of this year, he will transition his current responsibilities in Latin America.

W. Michael Amick, Jr., has been named Senior Vice President, Paper the Americas, effective January 1, 2017. Amick will continue to lead the Company’s North American papers business and assume additional responsibilities for the Company’s papers business in Latin America.

Timothy S. Nicholls has been named Senior Vice President, Industrial Packaging the Americas, effective January 1, 2017. Nicholls will continue leading the Company’s North American industrial packaging business and assume additional responsibilities for the Company’s packaging business in Latin America.

Gregory T. Wanta has been elected Senior Vice President, North American Container, effective December 1, 2016. Wanta will assume Hoel’s previous responsibility for the Company’s North American corrugated packaging business.

Catherine I. Slater has been elected Senior Vice President, Consumer Packaging. Slater will join International Paper from Weyerhaeuser Company, effective with the completion of the acquisition of Weyerhaeuser’s pulp business, which she currently leads. Slater will assume responsibility for leading the Company’s consumer packaging business, which includes the coated paperboard and foodservice businesses.

“We have experienced and accomplished leaders who are ready to step into new roles and accelerate our performance,” said Sutton. “This new senior leadership team will enable us to continue to pursue our vision of being among the most successful, sustainable and responsible companies in the world.”

About Carol L. Roberts

Roberts joined International Paper in 1981 and has helped lead the Company as a member of the senior lead team since 2005. She led the Company’s North American industrial packaging business for seven years, building the foundation for a business that is a global leader in corrugated packaging. Serving as chief financial officer since 2011, Roberts has led a world-class finance organization with a relentless focus on ensuring the financial strength of the Company. She earned the respect of her industry peers and the investment community throughout her 35-year career.

About William Hoel

In 1983, Hoel joined Masonite Corporation, which was later acquired by International Paper. He served as vice president and executive assistant to then Chairman and Chief Executive Officer John T. Dillon. During his career, Hoel led the Company’s decorative products and wood products businesses and the corporate sales & marketing organization. For more than a decade, he has led the growth and optimization of the Company’s North American corrugated packaging business. Under his leadership, the Company successfully integrated Box USA and the corrugated packaging units of Weyerhaeuser and Temple-Inland. Bill has served on the senior lead team since 2011.

About Glenn R. Landau

Landau joined International Paper in 1991 and held positions of increasing responsibility within the Company’s U.S. and European corrugated packaging businesses, strategic planning, and North American containerboard and recycling. Landau served as vice president, Investor Relations, from 2011 to 2013. In April 2013, he was named president, IP Latin America, and became a Senior Vice President in November 2014.

About W. Michael Amick, Jr.

Amick began his career with International Paper in 1990 and has held positions of increasing responsibility in supply chain, distribution, IP India, consumer packaging, and North American papers and pulp. Amick currently serves as Senior Vice President, North American Papers and Consumer Packaging.

About Timothy S. Nicholls

Nicholls joined the Company in 1991 and has held positions of increasing responsibility in industrial packaging, finance and printing papers and pulp. He served as chief financial officer from 2008 to 2011. Nicholls currently leads the North American industrial packaging business.

About Gregory T. Wanta

Wanta joined International Paper in 1991 and has served in a variety of roles of increasing responsibility in manufacturing and commercial leadership roles in specialty papers, coated paperboard, printing papers, foodservice and industrial packaging. He currently serves as Vice President, Container the Americas, Central Area.

About Catherine I. Slater

Cathy’s 24-year career with Weyerhaeuser includes leadership roles in manufacturing, printing papers, consumer products, wood products and the cellulose fibers business. She currently serves as senior vice president, Cellulose Fibers. Prior to joining Weyerhaeuser, Cathy held several leadership roles at Procter and Gamble. She will relocate from Seattle to Memphis.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and changes in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; (vii) the receipt of regulatory approvals for our pending transaction to purchase the pulp business of Weyerhaeuser Company and the successful fulfillment or waiver of all other closing conditions without unexpected delays or conditions; (viii) the successful financing of the Weyerhaeuser transaction; (ix) the failure to realize the expected synergies and cost-savings from the Weyerhaeuser transaction or delay in realization thereof; and (x) our ability to achieve the benefits we expect from all strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT INTERNATIONAL PAPER

International Paper (NYSE: IP) is a leading global producer of renewable fiber-based packaging, pulp and paper products with manufacturing operations in North America, Latin America, Europe, North Africa, Asia and Russia. We produce packaging products that enable world-wide commerce; pulp for diapers, tissue and other personal hygiene products; papers that drive communication; paper bags that carry groceries; and paper cups and food containers. We are headquartered in Memphis, Tenn., and employ 53,000 colleagues located in more than 24 countries. Net sales for 2015 were $22 billion. For more information about International Paper, our products and global citizenship efforts, please visit internationalpaper.com.

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Media Contacts

Media: Thomas J. Ryan, 901-419-4333;

Investors: Jay Royalty, 901-419-1731 and Michele Vargas, 901-419-7287.